EXHIBIT 5
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                 ANSLOW & JACLIN, LLP
         (f/k/a Richard I. Anslow & Associates)
               Freehold Executive Center
              4400 Route 9 South, 2nd Floor
               Freehold, New Jersey 07728
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January 17, 2001
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Silver Star Foods, Inc.
1000 South Avenue
Staten Island, New York 10314
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Gentlemen:
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     You have requested our opinion, as counsel for Silver
Star Foods, Inc., a New York corporation (the "Company"), in connection with the post effective amendment to the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.
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     The Registration Statement relates to an offering of
5,000,000 shares of the Company's common stock.
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     We have examined such records and documents and made
such examination of laws as we have deemed relevant in
connection with this opinion.  It is our opinion that when
there has been compliance with the Act, the shares of common stock, when issued, delivered, and paid for, will be fully paid validly issued and non-assessable.
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     No opinion is expressed herein as to any laws other
than the State of New York of the United States.
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     We hereby consent to the filing of this opinion as an
exhibit to the post effective amendment to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission
promulgated thereunder.
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Very truly yours,
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ANSLOW & JACLIN, LLP
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By: /s/ Richard I. Anslow
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       RICHARD I. ANSLOW
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RIA/tp
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